UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report  (Date of Earliest Event Reported) July 14, 2017

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California (State or other jurisdiction of incorporation)	333-172658 (Commission File number)	30-0580318 (IRS Employer Identification No.)

201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (310) 576-4758

Thunderclap Entertainment, Inc.

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Phone: (310) 576-4758

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws

On July 14, 2017, Thunderclap Entertainment, Inc. (the “Company”) amended its Articles of Incorporation to: (i) change its name to TraqIQ, Inc.; (ii) increased its authorized common stock from 50,000,000, no par value to 300,000,000, $0.0001 par value; (ii) change its 10,000,000, no par value preferred stock to 10,000,000, $0.0001 par value preferred stock; and (iii) reverse split all outstanding shares of common stock (“Pre-Reverse Split Stock”) such that each twenty (20) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.0001 per share (the "New Common Stock"), without any action by the holders thereof. The Company shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall receive a share rounded up to the next whole number. No shareholder shall receive less than 50 shares of New Common Stock as a result of the Reverse Stock Split.

The Certificate of Amendment to the Articles of Incorporation describe above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

ITEM 9.01 Financial Statements and Exhibits.

 .

(d)       Exhibits

Exhibit Number	Description
3.1.1	Certificate of Amendment to Articles of Incorporation with respect to the name change and the number of shares of common stock and the preferred stock and reverse split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: July 20, 2017

/s/ Gary L. Blum
Gary L. Blum
Chief Executive Officer